EXHIBIT 5



                                   January   , 1994



Petroleum Heat and Power Co., Inc.
2187 Atlantic Street
Stamford, Connecticut   06902

          Re:  Registration Statement on Form S-2 (33-72354)
               ---------------------------------------------

Ladies and Gentlemen:

          We refer to the above-captioned registration statement (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"), filed by Petroleum Heat and Power Co., Inc., a Minnesota corporation (the "Company"), with the Securities and Exchange Commission, relating to the proposed public offering by the Company of up to $75,000,000 of Debentures due 2006 the "Debentures"). Each term used herein that is defined in the Registration Statement and not otherwise defined herein shall have the meaning specified in the Registration Statement.

          We have examined copies of the Restated Articles of Incorporation of the Company, a copy of the Amended By-Laws of the Company, the form of Indenture between the Company and Chemical Bank, as trustee (the "Indenture"), filed as Exhibit 4.6 to the Registration Statement and such other records and documents as we have deemed relevant and necessary to the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as certified or photostatic copies.

          Based upon the foregoing and relying upon statements of fact contained in the documents we have examined, we are of the opinion that the issuance and sale of $75,000,000 principal amount of Debentures have been duly authorized and, when executed and authenticated in accordance with the Indenture and delivered to and paid for pursuant to the Underwriting Agreement, a form of

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Petroleum Heat and Power Co., Inc.
January   , 1994
Page 2



which was filed as Exhibit 1 to the Registration Statement, will constitute legal, valid and binding obligations of the Company except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and is subject to the general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the holders of the Debentures will be entitled to the benefits of the Indenture.

          We consent to being named in the Registration Statement and related Prospectus as counsel who are passing upon the legality of the Debentures for the Company, and to the reference to our name under the caption "Legal Matters" in such Prospectus. We also consent to your filing copies of this opinion as an exhibit to the aforesaid Registration Statement.

                                   Very truly yours,

                                   PHILLIPS, NIZER, BENJAMIN,
                                        KRIM & BALLON



                                   By:  /s/ Alan Shapiro
                                      ---------------------------
                                        Alan Shapiro, a Partner